Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Alpha Tau Medical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value per share	457(g)	15,771,733(2)	$11.50(3)	$181,374,929.50	0.0000927	$16,814
Equity	Ordinary shares, no par value per share	457(c)	9,251,006(4)	$10.70(5)	$98,985,764.20	0.0000927	$9,176
Total Offering Amounts					$280,360,693.70		$25,990
Total Fee Offsets							—
Net Fee Due							$25,990

(1)	In the event of any share dividend, share split or other similar transaction involving the Ordinary Shares, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Consists of the primary issuance of 15,771,733 of the Registrant’s ordinary shares, no par value (the “Ordinary Shares”), consisting of up to (i) 13,629,733 Ordinary Shares issuable upon exercise of warrants that were issued in exchange for the public warrants (the “Public warrants”) of Healthcare Capital Corp. (“HCCC”) at the closing of the Registrant’s business combination with HCCC (the “Business Combination”) and (ii) 2,142,000 Ordinary Shares issuable upon the exercise of the warrants issued in exchange for the private warrants of HCCC at the closing of the Business Combination (the “private warrants” and together with the public warrants, the “Warrants”) by the holders thereof.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is calculated based on $11.50, which is the exercise price per share of the ordinary shares issuable upon exercise of the Warrants
(4)	Consists of up to 9,333,006 Ordinary Shares being registered for resale by the Selling Securityholders named in this Registration Statement purchased by subscribers in a private placement pursuant to separate subscription agreements.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high ($11.58) and the low ($9.82) price of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on April 12, 2022.